UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9 2022, Fulcrum Therapeutics, Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Piper Sandler & Co., as sales agent (the “Sales Agent”), with respect to an at-the-market offering program pursuant to which the Company may offer and sell, from time to time in its sole discretion, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $50 million (the “Shares”) through the Sales Agent (the “Offering”).

Any Shares offered and sold in the Offering will be issued pursuant to the registration statement on Form S-3 (File No. 333-260754), initially filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2021, as amended or supplemented (the “Registration Statement”), the prospectus supplement relating to the Offering filed with the SEC on May 9, 2022, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The Sales Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including, without limitation, sales made (A) in privately negotiated transactions; (B) as block transactions; or (C) by any other method permitted by law that is deemed to be an “at the market offering, including sales made directly through The Nasdaq Global Market (“Nasdaq”) or on any other existing trading market for the Common Stock, in each case, subject to the prior written consent of the Company. The Sales Agent will use commercially reasonable efforts to sell the Shares from time to time consistent with their normal sales practices and applicable federal rules, regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agent a commission equal to 3.0% of the gross sales proceeds of any Shares sold through the Sales Agent under the Agreement, and also has provided the Agent with customary indemnification and contribution rights.

The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell, on behalf of the Company, all of the shares of Common Stock requested to be sold by the Company, consistent with their normal trading and sales practices, on mutually agreed terms among the Sales Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated May 9, 2022, by and between the Company and Piper Sandler & Co.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: May 9, 2022	By:	/s/ Bryan E. Stuart
Name: Bryan E. Stuart
Title: President and Chief Executive Officer